Execution

Share Contribution and Purchase Agreement

THIS SHARE CONTRIBUTION AND PURCHASE AGREEMENT (the “Agreement”) is made as of April 21, 2012 (the “Effective Date”)

BY AND AMONG:

Mr. Guangwen He (“Mr. He”), the Chairman of HQ Global Education Inc, whose PRC ID card number is 430124196807081491 and residential address is No. 27 Jingsha Road, Jingnan Village, Lijingpu Town, Ningxiang County, Changsha City, Hunan Province, China;

Ms. Yabin Zhong (“Ms. Zhong”), the spouse of Mr. He and the Director of HQGE, whose PRC ID card number is 43012419660828144X and residential address is No. 27 Jingsha Road, Jingnan Village, Lijingpu Town, Ningxiang County, Changsha City, Hunan Province, China;

Nicestar International Limited (“Nicestar”, together with Mr. He and Ms. Zhong, each a “Founder” and collectively the “Founders”), a company incorporated in the British Virgin Islands with limited liability, whose registered address is 2nd Floor, Abbott Building, Road Town, Tortola, British Virgin Islands;

Global Polytechnic Education Group Limited (“Company”), a company incorporated in the British Virgin Islands, whose registered address is P.O. Box 3444, Road Town, Tortola, British Virgin Islands;

Certain registered shareholders of HQGE as listed in Schedule 1 and Schedule 2 attached hereto (each a “Selling Shareholder” and collectively the “Selling Shareholders”, together with the Founders, the “Major Shareholders”).

Each of the parties to this Agreement is referred to herein individually as a "Party" and collectively as the "Parties".

A.         Nicestar has incorporated the Company in the British Virgin Islands and currently is the sole shareholder holding 1 share of the Company (the “Company Shares”).

B.         The Founders, who collectively, legally and beneficially own approximately 56.61% of the total outstanding common shares of HQGE (the “HQGE Share(s)”), desire to contribute to the Company all of such HQGE Shares (the “Contributed Shares”) at the Closing in consideration for such number of Company Shares as set forth on Schedule 3 (the “Share Contributions”).

C.         The Selling Shareholders have agreed to sell to the Company, and the Company has agreed to purchase 4,976,000 HQGE Shares on April 23, 2012 and 4,355,500 HQGE Shares to be closed before May 20, 2012, totaling 9,331,500 HQGE Shares (“Sale Shares”), subject to the terms and conditions set out in this Agreement (the “Share Transfers”).

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D.         Immediately after the completion of the Share Contributions and 9,331,500 HQGE Share Transfers pursuant to this Agreement, the Company will own beneficially and of record at least 90% of the total outstanding HQGE Shares (including 2,037,000 HQGE Shares purchased by the Founders from Xiaoquan Wang, Ye He and Yunjie Fang).

E.         After the completion of the Share Contributions and Share Transfers, the Founders intend to cause the Company to merge with and into HQGE in a short-form merger under Section 253 of the Delaware General Corporation Law and Part IX of the BVI Business Companies Act, 2004, as amended (the “Merger”), pursuant to which (i) the remaining stockholders of HQGE (other than the Company) will receive cash in exchange for their HQGE Shares, (ii) HQGE will be the surviving entity of the Merger, and (iii) the Founders will own 100% of the surviving entity immediately following the Merger.

Agreement

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Parties hereto agree as follows:

Section 1.            Interpretation of this Agreement

1.1         Terms Defined. As used in this Agreement, the following terms when used in this Agreement have the meanings set forth below:

“Action” means any charge, claim, action, complaint, petition, investigation, suit or other proceeding, whether administrative, civil or criminal, whether at law or in equity, and whether or not before any mediator, arbitrator or Governmental Authority.

“Agreement” this Share Contribution and Purchase Agreement and all exhibits hereto, as amended, modified or supplemented from time to time.

“Certificate of Ownership and Merger” means the form of certificate of ownership and merger set out in Exhibit A attached hereto.

“Claims” shall have the meaning given to it in Section 3.4 hereof.

“Closings ” mean completions of the Share Contributions and Share Transfers in accordance with the terms and subject to the conditions of this Agreement.

“Closing Dates” means the date when the Closings actually take place.

“Company” shall have the meaning given to it in the Preamble.

“Company Shares” shall have the meaning given to it in the Recitals.

“Conditions” shall have the meaning pursuant to Section 7 hereof.

“Confidential Information” means any and all non public or confidential information regarding the Transaction.

“Constitutional Documents” means, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, memorandum of association, articles of association, bylaws, articles of organization, certificate of formation, limited liability company agreement, operating agreement, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

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“Contributed Shares” shall have the meaning given to it in the Recitals.

“Designated Account” shall have the meaning pursuant to Section 3.3 hereof.

“Effective Date” shall have the meaning given to it in the Preamble.

“Encumbrance” means any mortgage, charge, pledge, lien, (otherwise than arising by statute or operation of law), equities, hypothecation or other encumbrance, priority or security interest, whatsoever over or in any property, assets or rights of whatsoever nature and includes any form of agreement for any of the same.

“Founder” or “Founders” shall have the meaning given to it in the Preamble.

“Governmental Authority” means any federal, national, supranational, state, provincial, local or other government, governmental, regulatory or administrative authority, agency or commission (including any stock exchange or other self-regulatory organization) or any court, tribunal, or judicial or arbitral body.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“HQGE” shall mean HQ Global Education Inc, an OTCBB-quoted company incorporated in the state of Delaware, the United States, whose registered address is 2711 Centerville Road, Suite 400, Wilmington City, County of New Castle, Delaware, 19808.

“HQGE Shares” shall have the meaning given to it in the Recitals.

“Issued Shares” shall have the meaning given to it in Section 2.2 hereof.

“Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

“Letter” shall have the meaning given to it in Section 3.5 hereof.

“Major Shareholders” shall have the meaning given to it in the Preamble.

“Merger” shall have the meaning given to it in the Recitals.

“Party” or “Parties” shall have the meaning given to it in the Preamble.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Purchase Price” means US$ 0.64 per HQGE Share.

“Released Parties” shall have the meaning given to it in Section 3.4 hereof.

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“Releasing Parties” shall have the meaning given to it in Section 3.4 hereof.

“Sale Shares” shall have the meaning given to it in the Recitals.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Selling Shareholders” shall have the meaning given to it in the Preamble.

“Share Contributions” shall have the meaning given to it in the Recitals.

“Share Transfers” shall have the meaning given to it in the Recitals.

“Transaction” shall have the meaning given to it in Section 4.2 (ix) hereto.

“Transaction Documents” means this Agreement and any other documents or instruments required to be executed or delivered in connection with this Agreement.

"US Dollar" or "US$" shall mean the lawful currency of the United States.

Section 2.            Contribution of HQGE Shares; Issuance of Shares; Consent to Merger

2.1         Contribution of HQGE Shares. Subject to the satisfaction or waiver of the Conditions set forth in Section 7 below, each Founder shall contribute, assign and transfer to the Company, and the Company shall accept, the Contributed Shares at the Closing, free and clear of all liens, claims, Encumbrances and restrictions of any kind whatsoever together with all rights attaching thereto.

2.2         Issuance of Shares. In consideration for each Founder’s contribution of the Contributed Shares to the Company pursuant to Section 2.1, the Company shall issue to each Founder such number of Company Shares next to its name on Schedule 3 (the “Issued Shares”) free and clear of any liens, claims, Encumbrances and restrictions of any kind whatsoever.

2.3         Consent to the Merger. Subject to the Company becoming the owner of not less than 90 percent of the issued shares of each class of HQGE, each of the Founders, as evidenced by his, her and its signature hereto, does hereby consent to and approve (i) the Merger, (ii) the execution, delivery and performance by the Company of a Certificate of Ownership and Merger in the State of Delaware, in substantially the form attached hereto as Exhibit A, (iii) the execution, delivery and performance by the Company of the Plan of Merger in the form attached hereto as Exhibit B1 and the Articles of Merger in the British Virgin Islands, in substantially the form attached hereto as Exhibit B2; and (iv) the other transactions contemplated therein.

Section 3.            Transfer of Sale Shares; Consideration; Payment

3.1         Share Transfer. Subject to the satisfaction or waiver of the Conditions set forth in Section 7, on April 23, 2012(the “First Closing Date”), each Selling Shareholder as set forth on Schedule 1 shall sell to the Company and the Company shall purchase the 4,976,000 HQGE Shares held by such Selling Shareholders as set forth on Schedule 1 at the Purchase Price in cash, free and clear of all liens, claims, Encumbrances and restrictions of any kind whatsoever together with all rights attaching thereto.

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Subject to the satisfaction or waiver of the Conditions set forth in Section 7, before May 20, 2012 (the “Second Closing Date”), each Selling Shareholder as set forth on Schedule 2 shall sell to the Company and the Company shall purchase the 4,355,500 HQGE Shares held by such Selling Shareholders as set forth on Schedule 2 at the Purchase Price in cash, free and clear of all liens, claims, Encumbrances and restrictions of any kind whatsoever together with all rights attaching thereto.

All Parties have agreed the ownership of HQGE Shares shall be transferred or changed only after the Company makes full payments to the designated accounts of the Selling Shareholders and the Selling Shareholders have delivered their original share certificates duly endorsed in favor of the Company or accompanied by stock powers duly endorsed in blank.

The sales and deliveries of the Sale Shares contemplated by this Agreement shall take place at the Closings to be held at the Beijing Office of O’Melveny & Myers LLP immediately following the satisfaction or waiver of the Conditions set forth in Section 7 or at such other place or at such other time or on such other date as the Parties may mutually agree upon.

3.2          Closing Deliveries by the Selling Shareholders. At the Closings, subject to compliance by the Company with the provisions of Section 3.3, the Selling Shareholders shall deliver or cause to be delivered to the Company:

A.         original share certificates of the Sale Shares duly endorsed in favor of the Company or accompanied by stock powers duly endorsed in blank;

B.         for the Selling Shareholders which are entities, a copy of the board resolutions (or shareholders’ resolutions if so required by its Constitutional Documents) of the Selling Shareholder approving this Agreement and the transactions contemplated hereunder;

C.         letter duly executed and delivered by each of the Selling Shareholders in the form as attached hereto as Exhibit D under Section 3.5 hereof;

D.         Schedule 13D duly executed by each of the Selling Shareholders in the form as attached hereto as Exhibit E; and

E.         such other documents reasonably required by the Company to be delivered by the Selling Shareholders.

3.3          Closing Deliveries by the Company. At each Closing, subject to compliance by the Selling Shareholders with the provision of Section 3.2, the Company shall deliver or cause to be delivered to the Selling Shareholders:

A.         the applicable aggregate Purchase Price by wire transfer in immediately available funds to the bank accounts to be designated by the Selling Shareholders in writing to the Company at least two (2) Business Days before the Closing (the “Designated Account”). Each Selling Shareholder acknowledges that the obligations of the Company to pay the aggregate Purchase Price shall be fully satisfied and discharged upon the delivery of the aggregate Purchase Price to the Designated Account, and thereafter each Selling Shareholder shall only look to the Designated Account and the owner of the Designated Account for his, her or its entitled payment.

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3.4          Release of Claims and Covenant Not to Sue. After receiving full payments from the Company on the Closing Dates set forth in this Agreement, each Selling Shareholder and each of their respective affiliates or representatives (collectively, the “Releasing Parties”) hereby irrevocably releases and forever discharges each of HQGE, the Company, the Founders and each of their respective affiliates, heirs, administrators, estates, employee benefit plans and their fiduciaries, predecessors, officers, directors, agents, executors, personal representatives, successors and assigns (collectively, “Released Parties”) from any and all actions, causes of action, claims, demands, debts, damages, costs, losses, penalties, attorneys’ fees, obligations, judgments, expenses, compensations, rights and liabilities of any nature whatsoever, in law or equity, whether known or unknown, contingent or otherwise (“Claims”), that the Selling Shareholders now have, may ever had in the past or may have in the future against any of the Released Parties by reason of any act, omission, transaction, occurrence, conduct, circumstance, condition, harm, matter, cause or thing that has occurred or existed at any time from the beginning of time up to and including the Closing Dates, including, without limitation, any and all Claims that in any way arise from or out of, are based upon or related to their ownership of the Sale Shares, the Share Transfers, the Merger, any discussions or dealings with the Selling Shareholder or its representatives, and other transactions contemplated hereunder.

3.5         Each of the Selling Shareholders hereby agrees to sign and deliver the letter in the form as attached hereto as Exhibit D at the Closing (the “Letter”).

Section 4.          Representations and Warranties

4.1          Representations and Warranties of the Company. The Company hereby represents and warrants as follows:

(i)         Organization; Power and Authority. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the British Virgin Islands. The Company has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. Before giving effect to the transactions contemplated herein, the Company does not carry on any business, does not own any assets, has not incurred any liabilities, does not have any subsidiaries, and does not own, directly or indirectly, any capital stock or other equity interests in any other Person.

(ii)         Authorization of Transaction; Agreement Binding. The Company has full corporate power and authority to execute and deliver, and to perform its obligations under, this Agreement. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency or similar laws which affect creditors’ rights generally.

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(iii)         Capitalization. The Company’s authorized share capital consists of 50,000 ordinary shares with or without a par value, of which one share without a par value has been issued and outstanding immediately prior to the consummation of the transactions contemplated herein. At the Closing, the Issued Shares will be duly authorized, validly issued, fully paid and nonassessable. The Company has made available to the Major Shareholders true and correct copies of the Company’s Memorandum and Articles of Association. Other than the Founders, there will be no other holders of shares of the Company immediately after the consummation of the transactions contemplated herein (other than the Merger).

(iv)         No Conflict. The execution, delivery and performance of this Agreement by the Company do not and will not violate, conflict with, or result in a breach of or default under (A) the Company’s Memorandum and Articles of Association; (B) any applicable law, order, judgment or decree; or (C) any agreement, contract, understanding, mortgage, indenture or other obligation to which the Company is a party or by which any of its assets or properties are bound.

4.2          Representations and Warranties of the Selling Shareholders. Each Selling Shareholder hereby represents and warrants as follows:

(i)         Organization; Capacity. Each Selling Shareholder that is an entity is duly organized, validly existing and in good standing under the applicable laws of the jurisdiction of its incorporation, has all requisite legal and corporate power and authority to own, lease and operate its properties and assets and to carry on its business, and is duly qualified to transact business in each jurisdiction in which it is required by applicable laws to so qualify. Each Selling Shareholder who is an individual is of sound mind, has the necessary legal capacity to perform his obligations hereunder and under any other Transaction Documents which he may enter into pursuant to the terms hereof, and has entered into this Agreement, and as of the Closing will have entered into the other Transaction Documents of his own will after obtaining full independent professional advice (including legal advice) in respect of and understanding the nature of the obligations to be assumed by him hereunder and thereunder.

(ii)         Authority. Each Selling Shareholder has all requisite power and authority to execute and deliver this Agreement and any other Transaction Documents to which it may enter into pursuant to the terms hereof, and to carry out and perform each of its obligations hereunder and thereunder. All action on the part of such Selling Shareholder and its officers, directors and shareholders has been taken, or in the case of the other Transaction Documents, will have been taken as of the Closing, as is necessary for the authorization, execution and delivery hereof and thereof and the performance of such Selling Shareholder’s obligations hereunder and thereunder. This Agreement has been, and each other transaction document will have been as of the Closing, duly executed and delivered by each Selling Shareholder a party hereto or thereto and, upon execution by the counterparties hereto or thereto, constitutes the valid and legally binding obligation of such Selling Shareholder, enforceable in accordance with its terms.

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(iii)         Noncontravention. Neither the execution and the delivery by any Selling Shareholder of this Agreement or the other Transaction Documents to which it is a party, nor the consummation of the transactions contemplated hereby or thereby, will (as applicable) (a) violate any provision of the Constitutional Documents of the Selling Shareholder, (b) conflict with or violate any Governmental Order to which such Selling Shareholder is subject or (c) conflict with, result in any breach of or creation of an Encumbrance under, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any notice or consent under, or give to others any rights of termination, acceleration or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the Selling Shareholder’s assets are subject. There is no Action pending or threatened against any of the Selling Shareholder that questions the validity of the Transaction Documents or the right of the Founders or the Selling Shareholder to enter into the Transaction Documents to which it is a party or to consummate the transactions contemplated thereby.

(iv)         Consents. The execution, delivery and performance by the Selling Shareholder of the Transaction Documents and the transactions contemplated thereby requires no consent of, action by or in respect of, or filing, submission or registration with, or giving of any notice to, any Person, governmental body, agency, or official. The Selling Shareholder is unaware of any facts or circumstances that might prevent the Selling Shareholder from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

(v)         Title. The Selling Shareholder has good and valid title to the Sale Shares and is the sole record and beneficial owner of the Sale Shares to be sold by it hereunder free and clear of any and all Encumbrances and with all rights to vote and transfer such Sale Shares without any restriction (except for any restrictions on transfer under applicable securities Laws). The Selling Shareholder has sole and absolute authority to transfer such Sale Shares to the Company pursuant to this Agreement. When transferred and delivered to and paid for by the Company pursuant to this Agreement, such Sale Shares will be validly issued, fully paid and non-assessable and free and clear of any Encumbrance or restriction of any kind or nature, except for restrictions arising under the Securities Act.

(vi)        Reliance. Each of the Selling Shareholders has discussed with, and relied upon the advise of, the Selling Shareholder’s counsel with regard to the meaning and legal consequences of the Selling Shareholder’s representations and warranties in this Agreement and the considerations involved in the Share Transfers.

(vii)       Absence of Litigation. There are no pending or, to the knowledge of the Selling Shareholder, threatened actions, suits, proceedings, inquiries or investigations against or affecting the Selling Shareholder or any of his respective properties or any of the officers and directors of the Selling Shareholder.

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(viii)      Acknowledge of Full Disclosure. The Selling Shareholder hereby acknowledges that (i) it fully understands the purpose, procedures and consequences of the Share Transfers, the Merger and the other transaction contemplated by the Transaction Documents (the “Transactions”), and (ii) the Founders, the Company, and their respective affiliates, representatives and agents have fully disclosed all information in connection with the Transactions to each of the Selling Shareholders prior to the Effective Date hereof.

(ix)        Brokers. No Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by the Transaction Documents based upon arrangements made by or on behalf of the Selling Shareholder.

Section 5.            Exclusivity. Following the date hereof, each of the Selling Shareholders agrees that it shall not, nor shall it permit any of its affiliates to, nor shall it authorize any equityholder, officer, director, employee, accountant, counsel, investment banker, financial advisor or other representative of such Selling Shareholder or any of their respective affiliates to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to, a Purchase Proposal (as defined below) from any person or entity, or engage in any discussions or negotiations relating thereto or accept any Purchase Proposal. The Selling Shareholder shall, and shall cause its affiliates and representatives to, immediately cease and suspend any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by it or any of its affiliates or representatives with respect to any Purchase Proposal or which could reasonably be expected to lead to a Purchase Proposal. For purposes of this Agreement, “Purchase Proposal” means any inquiry, proposal or offer from any person or entity (other than the Founders and their respective affiliates or representative) concerning any sale, assignment, pledge, transfer or other disposition of any ownership interest, voting power, or investment power in any Sale Shares. In case the Company does not make full payments to the Selling Shareholders as set forth in Schedule 2 before May 20, 2012, the exclusivity stated under Section 5 shall expire upon the choice of the Selling Shareholders.

Section 6.            Confidentiality. Except as required by applicable law (including regulations promulgated thereunder) or court order, each Selling Shareholder will maintain the confidentiality of all Confidential Information.

Section 7.            Conditions

7.1          General Conditions. Completion of the Share Contributions and the Share Transfers under this Agreement shall be conditional upon,

(i)        No injunction of any nature whatsoever is imposed by any Governmental Authorities, including but without limitation, SEC, on the Share Contributions, the Share Transfers, or the Merger.

7.2         Founders’ Conditions. The performance of any obligation at the Closing by each Founder shall be conditional upon,

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(i)          there has been no withdrawal from this Agreement by any Selling Shareholder and each Selling Shareholder shall have delivered a duly executed copy of the Letter to the Founders;

(ii)         All closing deliverables under the Section 3.2, including but without limitation, the executed copy of the Letter of each Selling Shareholder, shall be duly delivered to the Company;

(iii)        there has not been any material breach by any party under this Agreement, the Letter, or any other Transaction Documents; and

(iv)        Upon the Second Closing Date, the Company shall own beneficially and of record at least 90% of the total Shares of the Issuer (including the HQGE Shares owned by the Founders as of the Effective Dates).

Section 8.             Termination.

8.1         This Agreement shall be terminated upon the occurrence of any of the following events:

A.            by either party, if the Closing has not occurred by May 20, 2012, provided that the terminating party is not in material breach of any of the Transaction Documents;

B.            by mutual agreement of the parties hereto in writing;

8.2         In the event of termination of this Agreement pursuant to Section 8.1, this agreement shall forthwith become void and have no effect, without any liability (other than with respect to any claim for intentional and bad faith breach of any representation, warrant, covenant or agreement in this Agreement before such termination); provided, that the provisions of Section 6 and Sections 9-21 shall survive any such termination.

Section 9.              Notices.

All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

(i)          If to the Founders:

Address: 27/F, BOBO Fortune Center No. 368 Furong Road (S), Changsha City, PRC

Attention: Mr. Guangwen He

Facsimile: 0731-88873727

(ii)         If to the Company:

Address: 27/F, BOBO Fortune Center No. 368 Furong Road (S), Changsha City, PRC

Attention: Mr. Guangwen He

Facsimile: 0731-88873727

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(iii)        If to any Selling Shareholder, to the address of such Selling Shareholder set forth on the signature page hereto.

Any party hereto may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party hereto may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

Section 10.         Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained in this Agreement.

Section 11.         Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter of this Agreement in any way.

Section 12.         Counterparts. This Agreement may be executed on separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. Any telecopied signature shall be deemed a manually executed and delivered original.

Section 13.         Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Major Shareholders, the Company, and their respective successors and assigns and, where applicable, heirs and personal representatives.

Section 14.         Choice of Law; Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the state of Delaware without regard to conflicts of laws principles thereof and all questions concerning the validity and construction of this Agreement shall be determined in accordance with the laws of such state. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE OF DELAWARE IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREES, ON BEHALF OF ITSELF AND ON BEHALF OF SUCH PARTY’S SUCCESSOR’S AND ASSIGNS, THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION SUCH PERSON MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

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Section 15.         Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, THE RELATED DOCUMENTS OR THE RELATIONSHIP ESTABLISHED UNDER THIS AGREEMENT.

Section 16.         Remedies. Each of the Parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The Parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

Section 17.         Amendments and Waivers. No provision of this Agreement may be amended or waived without the prior written consents or agreement by the Parties hereto.

Section 18.         Business Days. Whenever the terms of this Agreement call for the performance of a specific act on a specified date, which date falls on a Saturday, Sunday or legal holiday, the date for the performance of such act shall be postponed to the next succeeding regular business day following such Saturday, Sunday or legal holiday.

Section 19.         No Third Party Beneficiary. Except for the Parties to this Agreement and their respective successors and assigns, nothing expressed or implied in this Agreement is intended, or will be construed, to confer upon or give any person other than the Parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement; provided that, in the case of Section 3.4, HQGE and its heirs, executors, administrators, representatives, successors and assigns, are permitted third party beneficiaries and shall have the right to enforce the provisions of Section 3.4 in their own names.

Section 20.         Attorneys’ Fees. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the Parties hereto agree that the prevailing Party or Parties shall be entitled to recover from the other Party or Parties upon final judgment on the merits reasonable attorneys’ fees (and sales taxes thereon, if any), including attorneys’ fees for any appeal, and costs incurred in bringing such suit or proceeding.

Section 21.         Miscellaneous. This Agreement is prepared in both English and Chinese. In the event of any discrepancies between the English and the Chinese version, the English version shall prevail.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have executed this Share Contribution and Purchase Agreement as of the date first above written.

Name: Guangwen He

Name: Yabin Zhong

[Signature Page to Share Contribution and Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Purchase Agreement as of the date first above written.

NICESTAR INTERNATIONAL LIMITED

By:
Name: Guangwen He
Title: Sole Director

[Signature Page to Share Contribution and Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Purchase Agreement as of the date first above written.

COMPANY:

GLOBAL POLYTECHNIC EDUCATION GROUP LIMITED

By:
Name: Guangwen He
Title: Director

[Signature Page to Share Contribution and Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Purchase Agreement as of the date first above written.

SELLING SHAREHOLDER:

Name: Wenbiao Song

Address:

No.30, Laoqianggeng Street
Xuanwu District, Beijing, P.R.China

[Signature Page to Share Contribution and Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Purchase Agreement as of the date first above written.

SELLING SHAREHOLDER:

Name: Hansong Liu

Address:

Floor 23, Building B, Beijing Wanda Plaza
No.93, Jianguo Road, Chaoyang District
Beijing, 100022, P.R.China

[Signature Page to Share Contribution and Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Purchase Agreement as of the date first above written.

SELLING SHAREHOLDER:

Name: Saimeng Wang

Address:

Room 1503, Bogong International Center, Building D
No.3, Chaowai Street, Chaoyang District
Beijing, 100022, P.R.China

[Signature Page to Share Contribution and Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Purchase Agreement as of the date first above written.

SELLING SHAREHOLDER:

Infinity Wealth Management Limited

By:
Name:
Title:

Address:

Beijing Post Box 100069-2
Beijing, 100069, P.R.China

[Signature Page to Share Contribution and Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Purchase Agreement as of the date first above written.

SELLING SHAREHOLDER:

Name: Jin Hua

Address:

342, No.26, Fengyuan Street
Xigang District, Dalian City
Liaoning Province, P.R.China

[Signature Page to Share Contribution and Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Purchase Agreement as of the date first above written.

SELLING SHAREHOLDER:

Name: Chen Wang

Address:

Floor 21, New Poly Plaza
No.1 Chaoyangmen North Street
Dongcheng District, Beijing, P.R.China

[Signature Page to Share Contribution and Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Purchase Agreement as of the date first above written.

SELLING SHAREHOLDER:

Name: Ming Yang

Address:

Room 525, Beijing Huapu International Plaza
Chaowai Street, Beijing, 100020, P.R.China

[Signature Page to Share Contribution and Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Purchase Agreement as of the date first above written.

SELLING SHAREHOLDER:

Best Olympic Limited

By:
Name:
Title:

Address:

Room 501, Gate 3, Building 16
Hengyitiao Road, Fengtai District,
Beijing, 100078, P.R.China

[Signature Page to Share Contribution and Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Purchase Agreement as of the date first above written.

SELLING SHAREHOLDER:

American First United Investment Group Limited

By:
Name:
Title:

Address:

Room 42, 4th Floor, New Henry House
10 Ice Street
Central Hong Kong

[Signature Page to Share Contribution and Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Purchase Agreement as of the date first above written.

SELLING SHAREHOLDER:

Name: Hongmei Chen

Address:

Room 1, Floor 11, Unit 1, Building 5
Shifangyuan BL, No.1, Yangfangdian
Beijing, 100038, P.R.China

[Signature Page to Share Contribution and Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Purchase Agreement as of the date first above written.

SELLING SHAREHOLDER:

Greater Dynasty Int'l Financial Holdings Limited

By:
Name:
Title:

Address:

Room 3902, Office Building, A Tower
Beijing Fortune Donganhuan MDL
Beijing, 100020, P.R.China

[Signature Page to Share Contribution and Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Purchase Agreement as of the date first above written.

SELLING SHAREHOLDER:

Name: Shen Yue

Address:

Rm. 13 Door. 1 Bldg. 12
Fatou Xili BL 1Chaoyang Distr.
Beijing 100023 China

[Signature Page to Share Contribution and Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Purchase Agreement as of the date first above written.

SELLING SHAREHOLDER:

Name: Shangxun Xiong

Address:

Room 902, Building 11, Hexie Yayuan Bl.
No. 8, Wusheng Road (N), Chaoyang District
Beijing 100020 China

[Signature Page to Share Contribution and Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Purchase Agreement as of the date first above written.

SELLING SHAREHOLDER:

Name: Dongping Liu

Address:

Room 402, Unite 1, Building 5, Ciji Honchg
Dangyang City, Hubei Province
444100 China

[Signature Page to Share Contribution and Purchase Agreement]

Schedule 1

Name List of Selling Shareholders Who have agreed to close the transaction on April 23, 2012

Name of Selling Shareholder	Number of Sale Shares

Wenbiao Song	1,570,000
Hansong Liu	830,000
Saimeng Wang	840,000
Infinity Wealth Management Limited	836,000
Jin Hua	400,000
Hongmei Chen	500,000
Total	4,976,000

Schedule 2

Name List of Selling Shareholders WHO HAVE AGREED TO CLOSE the

transaction before may 20, 2012

Name of Selling Shareholder	Number of Sale Shares

Chen Wang	1,000,000
Ming Yang	1,000,000
Best Olympic Limited	310,000
American First United Investment Group Limited	797,500
Greater Dynasty Int'l Financial Holdings Limited	550,000
Shen Yue	78,000
Shangxun Xiong	520,000
Dongping Liu	100,000
Total	4,355,500

Schedule 3

List of Contributed Shares

Name of Shareholders of the Company	Number of Company Shares to Be Issued

Mr. Guangwen He	11,063
Ms. Yabin Zhong	4,620
Nicestar International Limited	3,000

Exhibit A

Certificate of Ownership and Merger (Delaware)

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

[PARENT]

WITH AND INTO

HQ Global Education Inc.

Pursuant to Section 253 of the

General Corporation of Law of the State of Delaware

[PARENT], a [British Virgin Islands company] (the "Company"), does hereby certify to the following facts relating to the merger (the "Merger") of the Company with and into HQ Global Education Inc., a Delaware corporation (the "Subsidiary"), with the Subsidiary remaining as the surviving corporation:

FIRST: The Company is incorporated pursuant to [the British Virgin Islands Companies Act]. The Subsidiary is incorporated pursuant to the General Corporation Law of the State of Delaware (the "DGCL").

SECOND: The Company owns at least 90% of the outstanding shares of each class of capital stock of the Subsidiary of which class there are outstanding shares.

THIRD: The Board of Directors of the Company, by the following resolutions duly adopted on ______ __, 201[●], determined to merge the Company with and into the Subsidiary pursuant to Section 253 of the DGCL:

WHEREAS, [PARENT], [a British Virgin Islands company] (the "Company"), owns at least 90% of the outstanding shares of each class of capital stock of HQ Global Education Inc., a Delaware corporation ("Subsidiary"), of which class there are outstanding shares; and

WHEREAS, the Board of Directors of the Company has deemed it advisable that the Company be merged with and into the Subsidiary pursuant to Section 253 of the General Corporation Law of the State of Delaware (the "General Corporation Law");

NOW, THEREFORE, BE IT AND IT HEREBY IS

RESOLVED, that the Company be merged with and into the Subsidiary pursuant to Section 253 of General Corporation Law with the Subsidiary remaining as the surviving corporation (the "Merger"); and it is further

RESOLVED, that at the effective time of the Merger, by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of capital stock of the Company shall be converted into and shall automatically become one share of Common Stock, par value $0.0001 per share, of the Subsidiary (the "Common Stock"), held by the person who was the holder of such share of capital stock of the Company immediately prior to the Merger; and it is further

RESOLVED, that at the effective time of the Merger, by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of Common Stock (other than shares of Common Stock held by the Company or the Subsidiary and shares held by a stockholder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the General Corporation Law) shall automatically be converted into the right to receive $__ in cash (the "Merger Consideration"), without interest; and it is further

RESOLVED, that at the effective time of the Merger, by virtue of the Merger and without any action on the part of the holder thereof, each outstanding share of Common Stock that is owned by the Company or held in treasury by the Subsidiary shall automatically be canceled and shall cease to exist, and no cash, stock or other consideration shall be delivered or deliverable in exchange therefor; and it is further

RESOLVED, that the Company hereby appoints [●] as paying agent (the "Paying Agent") for the purpose of paying the Merger Consideration; and it is further

RESOLVED, that at the effective time of the Merger the Company shall cause to be deposited with the Paying Agent, for the benefit of the holders of shares of Common Stock entitled to receive the Merger Consideration, the Merger Consideration (the "Payment Fund"). The Paying Agent shall make payments of the Merger Consideration out of the Payment Fund to the holders of Common Stock entitled to receive the Merger Consideration pursuant to these resolutions. The Payment Fund shall not be used for any other purpose; and it is further

RESOLVED, that within five business days after the effective time of the Merger, the Subsidiary shall cause the Paying Agent to mail to each former holder of record of Common Stock (other than the Company) (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of certificates representing shares of Common Stock in exchange for the Merger Consideration to which the holder thereof is entitled. In the event of a transfer of ownership of Common Stock that is not registered in the transfer records of the Subsidiary, payment may be made to a person other than the person in whose name the Common Stock so surrendered is registered, if such certificate representing the shares of Common Stock shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holders of such Common Stock or establish to the satisfaction of the Subsidiary that such tax has been paid or is not applicable; and it is further

RESOLVED, that the Company, the Subsidiary or the Paying Agent, as applicable, shall be entitled to deduct and withhold from consideration otherwise payable pursuant to these resolutions to any person such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax laws applicable to the Merger; and it is further

RESOLVED, that the proper officers of the Company be and they hereby are authorized and directed to make, execute and acknowledge, in the name and under the corporate seal of the Company, a certificate of ownership and merger for the purpose of effecting the Merger and to file the same in the office of the Secretary of State of the State of Delaware, and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Merger.

FOURTH: The Subsidiary shall be the surviving corporation of the Merger.

FIFTH: [The certificate of incorporation of the Subsidiary as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation.]

SIXTH: The Merger has been adopted, approved, certified, executed and acknowledged by the Company in accordance with [the British Virgin Islands Companies Act].

IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this __ day of ______, 201[●].

[PARENT]

By:
Name:
Office:

Exhibit B1

PLAN of Merger (BVI)

PLAN OF MERGER

This Plan of Merger is made on [ ] 2012 by HQ GLOBAL EDUCATION INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, United States of America on 22 January 2008, with its registered office situate at 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware, 19808, United States of America, (the “Surviving Company”) in connection with a merger with Global Polytechnic Education Group Limited, a business company incorporated under the laws of the British Virgin Islands on 2 December 2011, with its registered office situate at Portcullis TrustNet Chambers, P.O. Box 3444, Road Town, Tortola, British Virgin Islands (the “Subsumed Company”) pursuant to the provisions of section 170(2) of the BVI Business Companies Act, 2004.

WHEREAS the Subsumed Company is the legal and beneficial owner of not less that 90% of the outstanding shares of each class of the Surviving Company.

NOW THEREFORE this Plan of Merger witnesseth as follows:

Section 1.            The constituent companies to this Plan of Merger are the Surviving Company and the Subsumed Company.

Section 2.            The Surviving Company is the surviving company.

Section 3.            The Surviving Company has [number] outstanding shares of capital stock (the “Surviving Company Shares”) of US$0.0001 par value with one vote for each share. The Subsumed Company has [number] outstanding shares (the “Subsumed Company Shares”) of US$ [number] par value with one vote for each share. All of the Surviving Company Shares and all of the Subsumed Company Shares are entitled to vote on the merger.

Section 4.            Upon the merger, the separate corporate existence of the Subsumed Company shall cease and the Surviving Company shall become the owner, without further action, of all the rights and property of the constituent companies and the Surviving Company shall become subject to all the liabilities, obligations and penalties of the constituent companies.

Section 5.           The manner and basis of converting the shares of the constituent companies into shares of the Company or other property shall be as follows:

5.1	each issued and outstanding shares of the Surviving Company registered in shall continue as a share of the surviving company; and

5.2	each issued and outstanding share of the Subsumed Company shall be cancelled.

Section 6.          The Memorandum of Association and Articles of Association of the Surviving Company as in effect on the effective date of the merger shall be the Memorandum of Association and Articles of Association of the surviving company until the same shall be altered or amended or until a new Memorandum of Association or Articles of Association are adopted as provided therein.

The merger shall be effective on [ ] 2012.

Exhibit B2

articles of Merger (BVI)

ARTICLES OF MERGER

These Articles of Merger are made by HQ GLOBAL EDUCATION INC., (the “Surviving Company”) in connection with a merger with Global Polytechnic Education Group Limited, (the “Subsumed Company”) pursuant to the provisions of section 172 of the BVI Business Companies Act, 2004.

WITNESSETH as follows:

1.	The Surviving Company and the Subsumed Company HEREBY ADOPT the Plan of Merger, a copy of which is annexed hereto.

2.	The Surviving Company was incorporated under the laws of the State of Delaware on 22 January 2008 with number [number] .

3.	The Subsumed Company was incorporated under the laws of the British Virgin Islands on 2 December 2011 with number 1683716.

4.	The Memorandum of Association and Articles of Association of HQ GLOBAL EDUCATION INC. shall be the Memorandum of Association and Articles of Association of the Surviving Company.

5.	The Plan of Merger was approved by the directors of the Surviving Company on [ ] 2012 and was authorised by the members of the Surviving Company on [ ] 2012.

6.	The Plan of Merger was approved by the directors of the Subsumed Company on [ ] 2012 and authorised by the members of the Subsumed Company on [ ]2012.

7.	This merger is to be effective on [ ] 2012.

IN WITNESS WHEREOF the Surviving Company has caused these Articles of Merger to be executed on the [ ]2012.

HQ GLOBAL EDUCATION INC.

Per:
Authorized signatory

Exhibit C

ARTICLES OF ASSOCIATION (BVI)

Exhibit D

Letter

                               , 2012

27/F, BOBO Fortune Center

No. 368 Furong Road (S)

Changsha, PRC

Ladies and Gentlemen:

Reference is made to the Share Contribution and Purchase Agreement (the“Agreement”), dated as of                 , 2012, by and among the parties listed in Schedule 1 and Schedule 2 thereto (the “Selling Shareholders” and each individually a “Selling Shareholder”), Mr. Guangwen He, Ms. Yabin Zhong, Nicestar International Limited (together with Mr. Guangwen He and Ms. Yabin Zhong, the “Founders”), and Global Polytechnic Education Group Limited (the “Buyer”).

The Buyer wishes to purchase, and each Selling Shareholder desires to sell, upon the terms and conditions stated in the Agreement, an agreed upon number of outstanding common shares of HQ Global Education Inc. (the “Company”) at the purchase price of US$0.64 per share (the “Shares”).

As a condition to each Selling Shareholder’s agreement to sell the Shares and the Founders’ and the Buyer’s agreement to furnish certain information to each Selling Shareholder regarding the Company, its financial condition, results of operations, businesses, properties, assets, liabilities, management, projections, appraisals, plans, prospects and other information relating to the Company (the “Information”), each Selling Shareholder agrees to irrevocably release, discharge, waive and dismiss against the Founders and the Buyer any and all claims, rights, remedies, causes of action, suits, obligations, debts, demands, agreements, promises, liabilities, losses, costs, expenses, fees or damages of any kind, whether known or unknown, accrued or not accrued, foreseen or unforeseen or matured or not matured that they now or may hereafter have (including, but not limited to, any and all claims alleging violations of U.S. federal or state securities laws, fraud or deceit, breach of fiduciary duty, negligence or otherwise), if any, against the Founders or the Buyer or any of their respective officers, directors, members, shareholders, partners, agents or employees with respect to the Information or non-disclosure of the Information.

Each Selling Shareholder (and any other party on whose behalf such party is acting) further represents and warrants to the Founders and the Buyer:

1. It has read and reviewed the publicly available information concerning the Company and the Founders, including without limitation the information concerning the Company and the Founders filed with the U.S. Securities and Exchange Commission, and has been advised by counsel regarding the material terms of the Shares and a selling thereof.

 2. It is (i) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), (ii) an “institutional accredited investor” as defined under Rule 501(a)(1), (2), (3) or (7) under the Securities Act, or (iii) a “non-U.S. person”, as that term is defined in Rule 902 under the Securities Act.

3.  It (a) has adequate information concerning the Shares, (b) has adequate information concerning the business and financial condition of the Company and any affiliates of the Company, (c) has conducted, to the extent it deemed necessary, an independent investigation of such matters as, in its judgment, is necessary or advisable for it to make an informed selling decision with respect to the Shares and the Company, and (d) has not relied upon the Founders or the Buyer for any investigation into, assessment of, or evaluation with respect to the Shares and the Company.

Each Selling Shareholder hereby further acknowledges that, other than as included in this letter agreement or the Agreement, none of the Founders or the Buyer is making or has made any representations or warranties with respect to the Company or the transactions contemplated hereby. Please indicate your acknowledgement and agreement to the foregoing by signing below where indicated.

[Signature page follows]

SELLING SHAREHOLDER:

Name: Wenbiao Song

Address:

No.30, Laoqianggeng Street
Xuanwu District, Beijing, P.R.China

SELLING SHAREHOLDER:

Name: Hansong Liu

Address:

Floor 23, Building B, Beijing Wanda Plaza
No.93, Jianguo Road, Chaoyang District
Beijing, 100022, P.R.China

SELLING SHAREHOLDER:

Name: Saimeng Wang

Address:

Room 1503, Bogong International Center, Building D
No.3, Chaowai Street, Chaoyang District
Beijing, 100022, P.R.China

SELLING SHAREHOLDER:

Infinity Wealth Management Limited

By:
Name:
Title:

Address:

Beijing Post Box 100069-2
Beijing, 100069, P.R.China

SELLING SHAREHOLDER:

Name: Jin Hua

Address:

342, No.26, Fengyuan Street
Xigang District, Dalian City
Liaoning Province, P.R.China

SELLING SHAREHOLDER:

Name: Chen Wang

Address:

Floor 21, New Poly Plaza
No.1 Chaoyangmen North Street
Dongcheng District, Beijing, P.R.China

SELLING SHAREHOLDER:

Name: Ming Yang

Address:

Room 525, Beijing Huapu International Plaza
Chaowai Street, Beijing, 100020, P.R.China

SELLING SHAREHOLDER:

Best Olympic Limited

By:
Name:
Title:

Address:

Room 501, Gate 3, Building 16
Hengyitiao Road, Fengtai District,
Beijing, 100078, P.R.China

SELLING SHAREHOLDER:

American First United Investment Group Limited

By:
Name:
Title:

Address:

Room 42, 4th Floor, New Henry House
10 Ice Street
Central Hong Kong

SELLING SHAREHOLDER:

Name: Hongmei Chen

Address:

Room 1, Floor 11, Unit 1, Building 5
Shifangyuan BL, No.1, Yangfangdian
Beijing, 100038, P.R.China

SELLING SHAREHOLDER:

Greater Dynasty Int'l Financial Holdings Limited

By:
Name:
Title:

Address:

Room 3902, Office Building, A Tower
Beijing Fortune Donganhuan MDL
Beijing, 100020, P.R.China

SELLING SHAREHOLDER:

Name: Shen Yue

Address:

Rm. 13 Door. 1 Bldg. 12
Fatou Xili BL 1Chaoyang Distr.
Beijing 100023 China

SELLING SHAREHOLDER:

Name: Shangxun Xiong

Address:

Room 902, Building 11, Hexie Yayuan Bl.
No. 8, Wusheng Road (N), Chaoyang District
Beijing 100020 China

SELLING SHAREHOLDER:

Name: Dongping Liu

Address:

Room 402, Unite 1, Building 5, Ciji Honchg
Dangyang City, Hubei Province
444100 China

ACCEPTED AND AGREED TO:

FOUNDERS:

By:

Name: Guangwen He

By:

Name: Yabin Zhong

By:

Nicestar International Limited

Name: Guangwen He

Title:

BUYER: Global Polytechnic Education Group Limited

By:

Global Polytechnic Education Group Limited
Name: Guangwen He

Title:

Exhibit E

Schedule 13D